VIRTU FINANCIAL, INC. AMENDED AND RESTATED
2015 MANAGEMENT INCENTIVE PLAN EMPLOYEE
RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), is entered into as of March 1, 2022 (the “Date of Grant”), by and between Virtu Financial, Inc., a Delaware corporation (the “Company”), and Douglas A. Cifu (the “Participant”).
WHEREAS, the Company has adopted the Virtu Financial, Inc. Amended and Restated 2015 Management Incentive Plan (the “Plan”), pursuant to which Restricted Stock Units (the “RSUs”) may be granted;
WHEREAS, the Company and the Participant entered into that certain Amended and Restated Employment Agreement, dated as of November 15, 2017 (the “Employment Agreement”), pursuant to which the Participant is eligible to receive an equity award at the beginning of each calendar year during the Term (as defined in the Employment Agreement);
WHEREAS, the Company has adopted that certain Deferred Compensation Plan, effective November 13, 2020 and as amended from time to time (the “Deferred Compensation Plan”) pursuant to which eligible employees may elect to defer certain compensation in accordance with the terms thereof and any other applicable requirements or conditions;
WHEREAS, the Participant made a deferral election in accordance with the Deferred Compensation Plan on or prior to December 31, 2021 pursuant to which the Participant elected to defer all equity compensation awarded in consideration of services rendered in the fiscal year ended December 31, 2022 (the “Cifu 2022 Deferral Election”);
WHEREAS, the Compensation Committee of the Board of Directors of the Company has previously determined that it is in the best interests of the Company and its stockholders to grant the annual award in accordance with the terms of Participant’s Employment Agreement;
NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.Grant of Restricted Stock Units.

(a)Grant. The Company hereby grants to the Participant 150,000 RSUs on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The RSUs shall be credited to a separate book-entry account maintained for the Participant on the books of the Company, which may be maintained by a third party.

(b)Incorporation by Reference. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and his legal representative in respect of any questions arising under the Plan or this Agreement. The Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

2.Vesting; Settlement of Restricted Stock Units.

(a)Subject to the Participant’s continued employment or service with the Company or an Affiliate, except as may otherwise be provided herein or in the Employment Agreement, the number of RSUs earned pursuant to Section 2(b) hereof shall vest in two (2) equal installments on each of December 31, 2022 and December 31, 2023 (each such date, a “Vesting Date”). Upon each Vesting Date, such portion of the RSUs that vest on such date shall no longer be subject to the transfer restrictions pursuant to Section 8(a) hereof or cancellation pursuant to Section 4 hereof. Any fractional RSUs resulting from the application of the vesting schedule shall be aggregated and the RSUs resulting from such aggregation shall vest on the final Vesting Date.

(b)The number of RSUs earned under this Agreement shall be determined based on the percentage of the Company’s Adjusted EBITDA target as set forth in the Company’s approved annual budget (“Budgeted EBITDA”) achieved in calendar year 2021 in accordance with the table below.

Percentage of Budgeted EBITDA Achieved	Number of RSUs Earned
75% or more	150,000
74%	135,000
73%	120,000
72%	105,000
71%	90,000
70%	75,000
Less than 70%	0

If the percentage of the Company’s Budgeted EBITDA achieved is greater than 70% but less than 75%, then the amount of earned RSUs in the table above will be determined based on linear interpolation.

(c)Vested RSUs shall be settled in shares of Class A Common Stock, or cash, as determined by the Committee in its sole discretion, at the time(s) specified pursuant to the Cifu 2022 Deferral Election, a copy of which is attached and incorporated herein.

3.Dividends Equivalents. In the event of any issuance of a cash dividend on the shares of Class A Common Stock (a “Dividend”), the Participant shall be entitled to receive, with respect to each RSU granted pursuant to this Agreement and outstanding as of the record date for such Dividend, payment of an amount equal to the Dividend at the same time as the Dividend is paid to holders of shares of Class A Common Stock generally.

4.Termination of Employment or Service. If the Participant’s employment or service with the Company and its Affiliates terminates for any reason, any unearned and unvested RSUs shall be accelerated, remain eligible to be earned or cancelled in accordance with the terms of the Employment Agreement.

5.Rights as a Stockholder. The Participant shall not be deemed for any purpose to be the owner of any shares of Class A Common Stock underlying the RSUs unless, until and to the extent that (i) the Company shall have issued and delivered to the Participant the shares of Class A Common Stock underlying the RSUs and (ii) the Participant’s name shall have been entered as a stockholder of record with respect to such shares of Class A Common Stock on the books of the Company. The Company shall cause the actions described in clauses (i) and (ii) of the preceding sentence to occur promptly following settlement as contemplated by this Agreement, subject to compliance with applicable laws.

6.Compliance with Legal Requirements.

(a)Generally. The granting and settlement of the RSUs, and any other obligations of the Company under this Agreement, shall be subject to all applicable U.S. federal, state and local laws, rules and regulations, all applicable non-U.S. laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Participant agrees to take all steps the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of U.S. federal and state securities law and non-U.S. securities law in exercising his rights under this Agreement.

(b)Taxes and Withholding. The vesting and settlement of the RSUs shall be subject to the Participant satisfying any applicable U.S. federal, state and local tax withholding obligations and non-
U.S. tax withholding obligations. The Participant shall be required to pay to the Company, and the Company shall have the right and is hereby authorized to withhold any cash, shares of Class A Common Stock, other securities or other property or from any compensation or other amounts owing to the Participant, the amount (in cash, Class A Common Stock, other securities or other property) of any required withholding taxes in respect of the RSUs, settlement of the RSUs, or any payment or transfer of the RSUs, and to take any such other action as the Committee or the Company deem necessary to satisfy all obligations for the payment of such withholding taxes. In its sole discretion, the Company may permit the Participant to satisfy, in whole or in part, the tax obligations by withholding shares of Class A Common Stock that would otherwise be deliverable to the Participant upon settlement of the RSUs with a Fair Market Value equal to such withholding liability.

7.Restrictive Covenants.

(a)The Participant acknowledges and agrees that the Participant remains bound by the confidentiality and restrictive covenant provisions set forth in Sections 9.04 and 12.11 of the Third Amended and Restated Limited Liability Company Agreement of Virtu Financial, LLC, dated as of the Date of Grant (or any successor provisions) as a “Member” thereof.

(b)In the event that the Participant violates any of the restrictive covenants referred to in this Section 7, in addition to any other remedy which may be available at law or in equity, the RSUs shall be automatically forfeited effective as of the date on which such violation first occurs. The foregoing rights and remedies are in addition to any other rights and remedies that may be available to the Company and shall not prevent (and the Participant shall not assert that they shall prevent) the Company from bringing one or more actions in any applicable jurisdiction to recover damages as a result of the Participant’s breach of such restrictive covenants.

8.Miscellaneous.

(a)Transferability. The RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered (a “Transfer”) by the Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted under Section 15(b) of the Plan. Any attempted Transfer of the RSUs contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the RSUs, shall be null and void and without effect.

(b)Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c)Section 409A. The RSUs are intended to be exempt from, or compliant with,
Section 409A of the Code. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause the Participant to incur any tax, interest or penalties under Section 409A of the Code, the Committee may, in its sole discretion and without the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 8(c) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the RSUs will not be subject to interest and penalties under Section 409A.

(d)General Assets. All amounts credited in respect of the RSUs to the book-entry account under this Agreement shall continue for all purposes to be part of the general assets of the Company. The Executive’s interest in such account shall make the Executive only a general, unsecured creditor of the Company.

(e)Notices. Any notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, to the attention of the General Counsel at the Company’s principal executive office.

(f)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(g)No Rights to Employment or Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.

(h)Fractional Shares. In lieu of issuing a fraction of a share of Class A Common Stock resulting from adjustment of the RSUs pursuant to Section 12 of the Plan or otherwise, the Company shall be entitled to pay to the Participant an amount in cash equal to the Fair Market Value of such fractional share.

(i)Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.

(j)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(k)Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto, except as set forth in Section 7 hereof. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 12 or 14 of the Plan. Furthermore, this Agreement hereby rescinds and supersedes the 2021 Restricted Stock Award.

(l)Governing Law and Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

(i)Dispute Resolution; Consent to Jurisdiction. All disputes between or among any Persons arising out of or in any way connected with the Plan, this Agreement, the RSUs shall be solely and finally settled by the Committee, acting in good faith, the determination of which shall be final. Any matters not covered by the preceding sentence shall be solely and finally settled in accordance with the Plan, and the Participant and the Company consent to the personal jurisdiction of the United States Federal and state courts sitting in Wilmington, Delaware as the exclusive jurisdiction with respect to matters arising out of or related to the enforcement of the Committee’s determinations and resolution of matters, if any, related to the Plan or this Agreement not required to be resolved by the Committee. Each such Person hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the last known address of such Person, such service to become effective ten (10) days after such mailing.

(ii)Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated (whether based on contract, tort or any other theory). Each party hereto (A) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and
(B) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this section.

(m)Headings; Gender. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement. Masculine pronouns and other words of masculine gender shall refer to both men and women as appropriate.

(a)Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile and electronic image scan (pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(b)Electronic Signature and Delivery. This Agreement may be accepted by return signature or by electronic confirmation. By accepting this Agreement, the Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules (which consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant).

(c)Electronic Participation in Plan. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Agreement has been executed by the Company and the Participant as of the day first written above.

VIRTU FINANCIAL, INC.
By: /s/ Robert Greifeld
Name: Robert Greifeld
Title: Chairman

/s/ Douglas A. Cifu
Douglas A. Cifu